Exhibit 10.7

FINAL VERSION

Award Number:

NM MARIPOSA HOLDINGS, INC.

Co-Invest Options

Non-Qualified Stock Option Agreement
Pursuant to the
NM Mariposa Holdings, Inc.
Management Equity Incentive Plan

AGREEMENT (“Agreement”), dated as of October 25, 2013, and effective upon the consummation of the Closing (as defined in the Merger Agreement) between NM Mariposa Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

Preliminary Statement

The Participant currently holds stock options to purchase the common stock of Neiman Marcus, Inc. (the “NMI Options”) as set forth on Exhibit A.  At the election of the Participant, and pursuant to Section 2.08(b) of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Mariposa Merger Sub LLC and Neiman Marcus Group LTD Inc., certain of the NMI Options (the “Converted Options”) will be converted, effective on the Closing Date (as defined in the Merger Agreement), into options (the “Options”) to purchase the number of shares of Class A Common Stock, $0.001 par value per share, of the Company (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), set forth below, pursuant to the NM Mariposa Holdings, Inc. Management Equity Incentive Plan, to be effective upon the consummation of the Closing and as it may be amended from time to time (the “Plan”).  As of the Effective Time (as defined in the Merger Agreement), this agreement supersedes and replaces the Stock Option Grant Agreements between Neiman Marcus, Inc. and the Participant pursuant to which the Participant was granted the Converted Options as they relate to the Converted Options.  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  The Company and its Subsidiaries collectively shall be referred to as the “Employer.”  The Participant acknowledges that the Participant is required to execute and return to the Company the Accredited Investor Questionnaire provided herewith as a condition of acceptance of the Options.

Accordingly, the parties hereto agree as follows:

1.             Co-Invest.  The Company agrees to convert the Converted Options in accordance with Section 2.08(b) of the Merger Agreement, and the Participant hereby agrees to such conversion of the Converted Options, into the Options, as set forth on Exhibit A.  The Participant hereby (a) waives all rights and entitlements relating to, or arising under, the Converted Options, including any right to receive a cash payment pursuant to Section 2.08(a)

Form of Co-Invest Option

of the Merger Agreement, (b) voluntarily elects to receive these co-invest Options in exchange for such Converted Options, and (c) acknowledges that the Participant has been provided an opportunity to seek the advice of counsel and financial advisors in connection with this election to receive these co-invest Options.

2.             Tax Matters.  No part of any Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company and the Participant acknowledge and agree that the granting of the Options in substitution for the Converted Options in connection with the Merger is intended to constitute a substitution of a stock right by reason of a corporate transaction within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) issued under Section 409A of the Code.

3.             Common Stock Subject to Options;  Unit Exercise Price.  Subject to the Plan and the terms and conditions set forth herein and therein, the Options entitle the Participant to purchase from the Company, upon exercise thereof, the number of shares of Class A Common Stock and Class B Common Stock set forth on Exhibit A attached hereto, provided that any exercise of the Options shall be with respect to an equal number of shares of Class A Common Stock and Class B Common Stock concurrently. The exercise price under each Option is the price set forth on Exhibit A attached hereto, for each unit (a “Unit”) consisting of one share of Class A Common Stock and one share of Class B Common Stock (the “Unit Exercise Price”).

4.             Vesting; Exercise.

(a)           The Options are fully vested as of the Closing Date.

(b)           The Options may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options in accordance with the Plan, provided that the Participant must exercise each Option with respect to an equal number of shares of Class A Common Stock and Class B Common Stock subject to an Option concurrently.  Notwithstanding the foregoing, the Participant may not exercise an Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations; provided that, if an Option cannot be exercised by reason of this Section 4(b), then, to the extent the circumstances preventing the exercise of such Option can reasonably be remedied, the Company shall use commercially reasonable efforts to remedy such circumstances, which method of remediation shall be determined by the Company in its sole discretion.

(c)           In connection with a Drag-Along Sale, a Tag-Along Sale or a Piggyback Registration (as such terms are defined in the Stockholders Agreement) (in each case a “Sale”), the Company shall deliver a notice informing the Participant of such Sale (a “Sale Notice”) prior to the date of consummation of the Sale.  During the period from the date on which the Sale Notice is delivered to the date specified in the Sale Notice, the Participant shall have the right to exercise the Options in accordance with the Plan, provided, that such exercise shall be contingent upon and subject to the consummation of the Sale, and, if the Sale does not take place within a specified period after delivery of the Sale Notice for any reason whatsoever, the exercise pursuant thereto shall be null and void.

(d)           If (i) an Option remains unexercised as of the day immediately prior to the Expiration Date, (ii) no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, and (iii) (A) the Participant is actively employed by the Employer or (B) the Participant’s employment Terminated by the Participant by reason of the Participant’s Retirement, the Participant may elect to exercise an Option by means of a Cashless Exercise on the day immediately prior to the Expiration Date.  If (i) an Option remains unexercised as of the date of the Participant’s Termination by the Employer without Cause, by the Participant for Good Reason, by the Participant without Good Reason on or after the third anniversary of the Closing Date, or by reason of the Participant’s death or Disability, and (ii) no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, the Participant may elect to exercise an Option by means of a Cashless Exercise within 30 days following the date of such Termination.  “Cashless Exercise” means an election by the Participant to exercise the vested portion of an Option by having the Employer withhold, from Units otherwise issuable to Participant upon such exercise, a number of whole Units having a Fair Market Value, as of the date of exercise, equal to (1) an amount equal to the applicable aggregate Unit Exercise Price relating to an Option, or (2) an amount necessary to satisfy any required federal, state, local or other non-U.S. withholding obligations using the minimum statutory withholding rates for federal, state, local or non-U.S. tax purposes, including payroll taxes, in all cases under clause (1) or (2), to the extent not prohibited under any debt or financing agreements of the Company or any of its subsidiaries (“Company Agreements”).  For the purposes of this Section 3(c), “Retirement” means the Participant’s “separation from service,” as defined under Section 409A of the Code solely due to the Participant’s retirement on or after reaching age 62 and providing 12 years of service to the Employer (including service prior to the Closing Date).

5.             Option Term.  Subject to Section 9, the term of each Option shall be until the original expiration date of the related Converted Option, as listed on Exhibit A, attached hereto, after which time it shall expire (the “Expiration Date”).  Notwithstanding anything herein to the contrary, upon the Expiration Date, each Option shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable.

6.             Detrimental Activity.  The provisions in the Plan regarding Detrimental Activity shall not apply to the Options.

7.             Termination.  The provisions in the Plan regarding Termination shall not apply to the Options.  The Options shall remain outstanding and exercisable until the Expiration Date (unless exercised sooner or repurchased pursuant to Section 9 below).

8.             Restriction on Transfer of Options.  Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of an Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, an Option may be exercised only by the Participant or the Participant’s guardian or legal representative.  Any attempt to Transfer an Option other than in accordance with the Plan shall be void.

9.             Company’s Right to Repurchase; Other Restrictions.

(a)           Company’s Right to Repurchase.  In the event of the Participant’s Termination for any reason, the Company shall have the right (the “Repurchase Right”), but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or his or her transferee) (1) any or all of the shares of Common Stock acquired upon the exercise of an Option and still held at the time of such repurchase by the Participant (or his or her transferee) or (2) any unexercised portion of an Option at the price determined in the manner set forth below (the “Repurchase Price”), during each period set forth below (each, a “Repurchase Period”) and to the extent set forth below:

(i)            Repurchase Price; Repurchase Period. In the event of Termination for any reason:

(A)          The Company may exercise the Repurchase Right with respect to all Units acquired pursuant to the exercise of an Option.  The Repurchase Period under this Section 9(a)(i)(A) shall be the later of (i) 180 days from the date of Termination and (ii) if the Participant exercises any Option within the 180 day period after the date of Termination, 30 days from the date of such exercise.  The Repurchase Price under this Section 9(a)(i)(A) shall be, with respect to each Unit, the Fair Market Value of a Unit on the date of Termination.

(B)          The Company may exercise the Repurchase Right with respect to the unexercised portion of an Option.  The Repurchase Period under this Section 9(a)(i)(B) shall be 180 days from the date of Termination.  The Repurchase Price under this Section 9(a)(i)(B) shall be the product of (1) the excess (if any) of the Fair Market Value of a Unit on the date of Termination over the Unit Exercise Price multiplied by (2) the number of Units covered by an Option being repurchased.  For the avoidance of doubt, upon such repurchase such Option shall no longer be exercisable for any Units or shares of Common Stock.

(ii)           Method of Repurchase.  To exercise any Repurchase Right, the Company (or one or more of its designees) shall deliver a written notice to the Participant (or his or her transferee) setting forth the securities to be repurchased and the applicable Repurchase Price thereof, and the date on which such repurchase is to be consummated, which date shall be not less than 15 days or more than 30 days after the date of such notice.  On the date of consummation of the repurchase, the Company (or its designee) will pay the Participant (or his or her transferee) the applicable Repurchase Price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of undisputed indebtedness of the Participant to the Company.  The

Company may exercise its Repurchase Rights upon one or more occasions at any time during the Repurchase Periods set forth above.

(iii)          Extension of Repurchase Period. Notwithstanding the foregoing and Section 13(d) of the Plan, the Repurchase Period and the date on which any repurchase is to be consummated only may be extended by the Company at any time when repurchase by the Company (or its designee) (A) is prohibited pursuant to applicable law or (B) is prohibited under any Company Agreement.

(iv)          Effect of Registration. Notwithstanding the foregoing, the Company shall cease to have rights of repurchase pursuant to this Section 9(a) on and after a Registration Date.

(b)           Placing Shares in Escrow. Prior to an Initial Public Offering, to ensure that the shares of Common Stock issuable upon exercise of an Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company to be held on terms consistent with the Plan, this Agreement and the Stockholders Agreement.

10.          Participant Representations.  Upon the exercise of an Option prior to registration of the offering of the Common Stock subject to an Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations, warranties and covenants set forth below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.  The Company is relying on the Participant’s representations set forth in this Section 10.

(a)           The Participant is acquiring and will hold the Units for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)           The Participant has been advised that offerings of the Units or shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, and that the Units must be held indefinitely, unless the resales thereof are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  The Company is under no obligation to register offerings of the Units or shares of Common Stock.

(c)           The Participant is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act.  The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  The Participant, or the Participant’s professional advisor, has the capacity to protect the Participant’s concerns in connection with the investment in the shares of Common Stock, and the Participant is able to bear the economic risk, including the complete loss, of an investment in the shares of Common Stock.

(d)           The Participant will not sell, transfer or otherwise dispose of the Units or shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or any other applicable laws.

(e)           The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to exercise an Option, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions hereof.

(f)            The Participant is aware that any investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Participant is able, without impairing his or her financial condition, to hold the Units for an indefinite period and to suffer a complete loss of his or her investment.

11.          Company Representations. The Company hereby makes the representations, warranties and covenants set forth below.  For the purposes of this Section 11, any capitalized terms used but not defined here or in the Plan shall have the meaning ascribed to such terms in the Merger Agreement.

(a)           The Company has all requisite corporate or similar power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or similar action on the part of the Company and no other action, corporate or otherwise, on the part of the Company or its stockholders is required to authorize the execution, delivery and performance hereof by the Company, and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement has been duly authorized, executed and delivered by the Participant, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The execution and delivery of this Agreement by the Company does not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, require the Company or its Subsidiaries to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except for those Consents, the failure of which to be obtained or made would not reasonably be expected to have a Parent Material Adverse Effect. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws (or equivalent organization and governing documents) of the Company, (ii) conflict with or violate any Law, Permit or Order applicable to the Company or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default), result in the imposition of any Lien (other than Permitted Liens) upon any of the properties of the Company, or give rise to any right of consent, termination, cancelation or acceleration of any obligation or loss of a benefit under, or to any increase in rights or entitlements of any Person under, any Contract to or by which the Company is a party or is bound, except in the case of clauses (ii) or (iii) above, for such conflicts, violations, breaches or defaults that would not reasonably be expected to have a Parent Material Adverse Effect.

12.          No Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Options unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

13.          Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.

14.          Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)           unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 14, any notice required to be delivered to the Company shall be properly delivered if delivered to:

NM Mariposa Holdings, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:              Adam Stein
Telephone:            (310) 201-4100
Facsimile:              (310) 201-4170

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:              Michael A. Woronoff, Esq.
Telephone:            (310) 284-4550
Facsimile:              (310) 557-2193

(b)           if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 14 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

15.          No Right to Employment.  This Agreement is not an agreement of employment.  None of this Agreement, the Plan or the grant of an Option hereunder shall (a) guarantee that the Employer or any other person or entity will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s or any other person’s or entity’s right to terminate or modify the Participant’s employment or compensation.

16.          Stockholders Agreement.  As a condition to the receipt of shares of Common Stock when an Option is exercised, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee.  The Participant acknowledges receipt of a copy of the Stockholders Agreement as in effect on the date hereof.

17.          Lock-Up Period.  The Options shall be subject to the lock-up provisions of Section 14.18 of the Plan, except that any Lock-Up Period to which the Participant may be subject in connection with the Options shall not be longer or more restrictive than the lock-up period that applies to Ares or CPPIB.

18.          Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the dispute resolution provisions in any employment agreement, or similar agreement, between the Employer and the Participant or, if none, the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

19.          Severability of Provisions.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.

20.          Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction,

performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws that would require the application of the laws of another jurisdiction.

21.          Section 409A.  The Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of an Option.  The Company shall not be liable to the Participant for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.  Notwithstanding anything in this Agreement to the contrary, if any provision of the Plan, as applied to an Option, would provide the Participant with an additional benefit (within the meaning of Treasury Regulation 1.424-1), then such provision will not apply to an Option, and the applicable corresponding provision from the Amended and Restated Neiman Marcus, Inc. Management Equity Incentive Plan, dated March 28, 2012, will apply instead.  To the extent required under Section 409A of the Code, the application of the provisions of the Plan to an Option is intended to meet the applicable requirements of Section 424 of the Code and Treasury Regulation 1.424-1, and shall so be limited, construed and interpreted.  Notwithstanding the foregoing, references to Section 424 of the Code are intended to allow for compliance with Section 409A of the Code with respect to options that are not intended to qualify as “incentive stock option” under Section 422 of the Code.  For purposes of determining the Fair Market Value of the shares of Common Stock underlying the Options, any appraisal of a nationally recognized independent valuation firm shall be determined in a manner generally consistent with prior valuations relating to Stock Options with respect to minority discounts and discounts for lack of marketability or liquidity, to the extent permitted by the applicable requirements of Section 409A of the Code.

22.          Interpretation.  Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”

23.          No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

24.          Other Shares.        Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

25.          Confidentiality.  The Participant hereby agrees to hold all confidential and proprietary information of the Company and its Affiliates received in connection with the grant of the Options, including any plan summaries or risk factors, in the strictest confidence.  The Participant shall not, directly or indirectly, disclose or divulge any such confidential or proprietary information to any Person other than the Participant’s legal counsel and financial advisors, or an officer, director or employee of, or legal counsel for, the Company or its Affiliates, to the extent necessary for the proper performance of his or her responsibilities, unless authorized to do so by the Company or compelled to do so by law or valid legal process.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NM MARIPOSA HOLDINGS, INC.

By:
Name:
Title:

Employee Name:

EXHIBIT A

All NMI Options:

Grant Date	Number of NMI Shares	Exercise Price	Expiration Date

NMI Converted Options:

Grant Date	Number of NMI Shares	Exercise Price	Expiration Date

NM Mariposa Co-Invest Options:

Grant Date	Number of Units	Exercise Price	Expiration Date